                                                                    EXHIBIT 23.3

                               LETTER OF CONSENT

                        CONSENT OF PETROLEUM ENGINEERS

    As independent petroleum engineers, we hereby consent to the incorporation by reference in the Registration Statements on Form S-8 relating to the stock incentive plans of The Wiser Oil Company (the "Company"), (Nos. 33-44171, 33-62441, 33-44172, 333-22525 and 333-15083), of certain data from our report entitled "The Wiser Oil Company Canada Ltd. Reserve Appraisal and Economic Evaluation effective January 1, 1998" with respect to the oil and gas reserves of the Company, the future net revenues therefrom and present values attributable to these reserves included in this Annual Report on Form 10-K, and to all references to our firm included in this Annual Report.

                                       Yours very truly,

                                       GILBERT LAUSTSEN JUNG ASSOCIATES LTD.

                                       /s/ Wayne W. Chow, P. Eng.
                                       Vice-President

March 27, 1998
Calgary, Canada